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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-1) of Vignette Corporation for the registration of 460,000 shares of its common stock of our report on the consolidated financial statements for the years ended December 31, 1997 and 1998 of Vignette Corporation dated January 14, 1999, except for Note 10, as to which the date is December 1, 1999 included in the Registration Statement (Form S-1 No. 333-91085) and related Prospectus of Vignette Corporation, for the registration of shares of its common stock as filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP


Austin, Texas
December 7, 1999